UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013 (December 12, 2013)

SunEdison, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-13828	56-1505767
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

(Address of principal executive offices) (Zip Code)

(636) 474-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On December 12, 2013, SunEdison, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with the representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the sale of $500 million aggregate principal amount of 2.00% Convertible Senior Notes due October 1, 2018 (the “2018 Notes”) and $500 million aggregate principal amount of 2.75% Convertible Senior Notes due January 1, 2021 (the “2021 Notes” and, together with the 2018 Notes, the “Notes”) to the Initial Purchasers. The Company also granted the Initial Purchasers an option to purchase up to an additional $100 million aggregate principal amount of each series of Notes. On December 16, 2013, the Initial Purchasers exercised their option in full with respect to each series of Notes. The closing of the transactions contemplated by the Purchase Agreement, including the sale of the additional Notes, is expected to occur on December 20, 2013.

The Notes will be convertible, subject to certain conditions, into cash, or, subject to certain shareholder approval requirements, shares of common stock of the Company (“Common Stock”), or a combination of cash and shares of Common Stock, at the Company’s option. The initial conversion rate for the Notes will be 68.3796 shares of Common Stock (subject to adjustment in certain circumstances) per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $14.62 per share, representing a conversion premium of approximately 27.5% above the closing price of the Company’s shares of Common Stock of $11.47 per share on December 12, 2013.

The Notes and Common Stock issuable upon conversion of the Notes will be issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) to qualified institutional buyers in accordance with Rule 144A under the Securities Act.

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchaser against certain liabilities.

Convertible Note Hedge and Warrant Transactions

In connection with the offering of the Notes, on December 12, 2013 and December 16, 2013, the Company entered into convertible note hedge and warrant transactions with four counterparties, including certain of the Initial Purchasers or their affiliates (the “Option Counterparties”). Funding of the convertible note hedge and warrant transactions is expected to occur on December 20, 2013. The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s Common Stock initially underlying the Notes, at a strike price that corresponds to the initial conversion price of the Notes, also subject to adjustment, and are exercisable upon conversion of the Notes. The convertible note hedge transactions are expected to reduce potential dilution to the Company’s Common Stock and/or offset any cash payments the Company will be required to make in excess of the principal amount upon any conversion of Notes. However, the warrant transactions will separately have a dilutive effect to the extent that the market value per share of the Company’s Common Stock, as measured under the terms of the warrant transactions, exceeds the applicable strike price of the warrants at the expiration of the warrants. The strike price of the warrant transactions related to the 2018 Notes is initially approximately $18.35 per share, which is approximately 60% above the closing sale price of the Company’s Common Stock on December 12, 2013. The strike price of the warrant transactions related to the 2021 Notes is initially approximately $18.93 per share, which is approximately 65% above the closing sale price of the Company’s Common Stock on December 12, 2013. The Company will pay an aggregate of $70.7 million to the Option Counterparties for the convertible note hedge transactions, after taking into account the proceeds to the Company from the warrant transactions.

The Company will not be required to make any cash payments to the Option Counterparties upon the exercise of the options that are evidenced by the convertible note hedge transactions. In connection with the conversion of any Notes, the Company will be entitled to receive from the Option Counterparties an aggregate amount of cash and/or number of shares of the Company’s Common Stock, based on our settlement method election for the Notes, for all Notes converted on a conversion date generally corresponding to the amount by which the conversion settlement amount exceeds the $1,000 principal amount for each Note that the Company is obligated to deliver to holders of the Notes under the indentures governing the Notes. Additionally, if the market price per share of the Company’s Common Stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants evidenced by the warrant transactions on any expiration date of such warrants, the Company will owe the Option Counterparties cash or a number of shares of the Company’s Common Stock based on the excess of such market price per share of the Company’s Common Stock over the strike price of such warrants.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 of this Report, which is incorporated herein by reference, on December 12, 2013, the Company entered into an agreement to sell $600 million aggregate principal amount of 2018 Notes (including $100 million of 2018 Notes to be issued pursuant to the Initial Purchasers’ option) and $600 million aggregate principal amount of 2021 Notes (including $100 million of 2021 Notes to be issued pursuant to the Initial Purchasers’ option) to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The Company is offering and selling the Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers are offering and selling the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are convertible into cash, shares of the Company’s Common Stock, or a combination thereof, as described in this Report.

As described in Item 1.01 of this Report, on December 12, 2013 and December 16, 2013, the Company entered into warrant transactions with each of the Option Counterparties. Pursuant to the warrant transactions, up to 82,055,520 shares of Common Stock (subject to adjustment from time to time as provided in the warrant confirmations) may be issuable upon the exercise of the warrants. The strike price of the warrant transactions related to the 2018 Notes will initially be approximately $18.35 per share, which is approximately 60% above the closing sale price of the Company’s common stock on December 12, 2013. The strike price of the warrant transactions related to the 2021 Notes will initially be approximately $18.93 per share, which is approximately 65% above the closing sale price of the Company’s common stock on December 12, 2013. The Company offered and sold the warrants in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. Neither the warrants nor the underlying shares of Common Stock issuable upon the exercise of the warrants have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The net proceeds from the Notes offering are expected to be approximately $1,169.2 million, after deducting the Initial Purchasers’ discount and estimated offering expenses. Although the proceeds to the Company from the sale of the warrants are expected to be approximately $270.5 million, the Company will pay an aggregate of $70.7 million to the Option Counterparties for the convertible note hedge transactions, after taking into account the proceeds to the Company from the warrant transactions, and as a result, there will be no additional net proceeds to the Company from the bond hedge and warrant transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2013	SunEdison, Inc.

/s/ Martin H. Truong
Name: Martin H. Truong
Title: Vice President, General Counsel and Corporate Secretary